Exhibit 10.1

Certain identified information has been redacted from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. [***] indicates that information has been redacted.

AMENDMENT NO. 3 TO MASTER SUPPLY AGREEMENT

BETWEEN NUSIL TECHNOLOGY LLC AND ESTABLISHMENT LABS SA

DATED MAY 13, 2022

THIS AMENDMENT NO. 3 (the “Amendment”) is made effective as of January 1, 2027 (the “Amendment Effective Date”) by and between NuSil Technology LLC, a Delaware limited liability company with an office at 1050 Cindy Lane, Carpinteria, California 93013 USA (“NuSil”) and Establishment Labs SA, registered under the laws of Costa Rica and with an office at Zona Franca El Coyol, Calle 0 Edificio B-25, Alajuela, Costa Rica (“Buyer”). NuSil and Buyer may be referred to herein individually, as a “Party” and together, as the “Parties”.

WHEREAS, the Parties entered into that certain Master Supply Agreement dated May 13, 2022, as previously amended by Amendment No. 1 between the Parties dated September 19, 2025, and by Amendment No. 2 between the Parties dated March 31, 2026 (collectively, the “Agreement”); and

WHEREAS, the Parties now desire to further amend the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Amended Provisions. Effective as of the Amendment Effective Date:

A.	The second sentence in Section 2(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Notwithstanding any other provision in this Agreement, all payments under this Agreement shall be made on a Net 30 EOM basis. Payment is due in full thirty (30) calendar days following the last day of the calendar month in which the applicable invoice is issued.”

B.	Section 5(b) of the Agreement is hereby modified to extend the end of the Initial Term of the Agreement from December 31, 2026, to December 31, 2031. For the avoidance of doubt, except as expressly modified herein, all renewal rights set forth in Section 5(b) of the Agreement shall remain unchanged.

C.	Section 9 (Intellectual Property) of the Agreement is hereby modified to add the following sub-section (c), immediately following the end of sub-section (b):

“(c) If the Parties wish to undertake a project intended to result in jointly owned intellectual property, such project shall be governed by a separate written agreement signed by an authorized representative of each Party that expressly addresses the ownership and use of any resulting intellectual property.”

D.	Section 11(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Subject to the terms and conditions of this Agreement, during the Term, Buyer shall purchase exclusively from NuSil, and NuSil shall manufacture and sell to Buyer, all or substantially all of Buyer’s requirements for silicone materials, including, but not limited to, all of Buyer’s requirements of the Products. As used herein, “substantially all” shall mean [***]. Buyer shall not use, incorporate, mix, or permit the use, incorporation, or mixing of any non-NuSil silicone materials in any shell or gel for aesthetic and reconstructive implantable medical devices, whether performed by Buyer or by a third party acting on Buyer’s behalf. To the extent Buyer requires New Material (as defined in Appendix A), the applicable provisions of Appendix A shall apply.”

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E.	The second table in Appendix A (Products and Prices; Supply Shortfall) of the Agreement is hereby deleted in its entirety and replaced with the following table:

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

F.	The first sentence of the “Exclusive Products” section in Appendix A (Products and Prices; Supply Shortfall) of the Agreement is hereby modified by deleting the reference to [***] and replacing it with [***].

G.	Notwithstanding anything to the contrary in the Agreement, the maximum unsecured credit extended by NuSil to Buyer at any time shall not exceed [***] (the “Credit Limit”). If Buyer’s aggregate outstanding accounts receivable balance exceeds the Credit Limit, NuSil may, upon written notice to Buyer, suspend shipments, require pre-payment, require a letter of credit, require other credit support reasonably acceptable to NuSil, and/or withhold acceptance of additional Purchase Orders until Buyer’s outstanding balance is reduced below the Credit Limit. NuSil may review the Credit Limit from time-to-time and may increase or decrease the Credit Limit based upon Buyer’s payment history, financial condition, and creditworthiness, upon written notice to Buyer. Nothing in this Amendment or the Agreement obligates NuSil to extend credit in excess of the Credit Limit.

H.	NuSil will implement and maintain business continuity and disaster recovery policies and procedures that it deems commercially reasonable for its operations and industry practices, provided that such policies and procedures are pursuant to, or comply with, relevant business system security standards (e.g., NIST SP 800-171, ISO/IEC 27001:2022, ISO 22301). NuSil shall have sole discretion regarding the design, implementation, maintenance, modification, and testing of such policies and procedures. NuSil shall, upon Buyer's written request, but not more than once per year, provide Buyer with an overview of NuSil’s business continuity and disaster recovery policies and procedures that relate to the Products, all of which shall be considered Confidential Information under this Agreement.

I.	Last-Time Buy. If (i) NuSil sells, transfers, or otherwise disposes of substantially all of its assets, or (ii) any person or persons, whether natural or legal, whether acting singly or jointly, become(s) a beneficial owner, directly or indirectly, of securities of NuSil, representing fifty percent (50%) or more of its combined voting power (each, a “Change in Control”), then Buyer may, upon written notice to NuSil, make a last-time buy for such quantities of the Products as Buyer determines is necessary to support its requirements for a period of up to [***] or the remaining term of this Agreement, whichever is greater, where such requirements are based on Buyer’s prior year’s purchases of Products, adjusted for Buyer’s anticipated growth rate for the applicable time period; provided, however, that the aggregate quantity of Products subject to such last-time buy shall not exceed the aggregate quantity of such Products purchased by Buyer from NuSil during the [***] period immediately preceding Buyer’s notice exercising its last-time buy right. NuSil shall accept and fulfill such last time buy, in the form of a binding purchase order, at the prices and on the other terms and conditions then applicable under this Agreement, notwithstanding any assignment, expiration, termination, or other provision of this Agreement. Notwithstanding any other provision in this Agreement relating to Buyer’s right to make a last time buy, the quantity provided for in this provision, subject to the foregoing cap, replaces the quantity provided for in such other provisions, including Sections 5(d) and 12(b). If Buyer exercises such last-time buy right, then Buyer will thereafter be relieved of its obligations under Section 11(a), including its obligations under the New Material Requests section of Appendix A (Products and Prices; Supply Shortfall).

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2.	General Provisions. Capitalized terms used in this Amendment, which are not defined herein and are defined in the Agreement, shall have the identical meanings ascribed to them in the Agreement. Together, the Agreement and this Amendment constitute the complete agreement between the Parties with respect to the subject matter hereof. In the event of any conflict or inconsistency between the terms and conditions of this Amendment and those of the Agreement, the terms and conditions of this Amendment shall govern and control. Except as expressly amended herein, all other terms and conditions of the Agreement shall remain in full force and effect. This Amendment may be executed in any number of counterparts, each of which will be deemed an original and all of which together constitute one and the same single document.

IN WITNESS WHEREOF, the Parties hereby have caused this Amendment to the Agreement to be executed as of the date provided below and effective as of the Amendment Effective Date. Each person signing below warrants that they are duly authorized to sign for and on behalf of their respective Party.

NuSil Technology LLC		Establishment Labs SA

By:	/s/ Uwe Winzen	By:	/s/ Sandra Harris
Name:	Uwe Winzen	Name:	Sandra Harris
Title:	SVP & General Manager, NuSil	Title:	CFO, Establishment Labs
Date:	14 October 2026	Date:	14 October 2026

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